October 28, 2020
St. Louis, Missouri

AEGION CORPORATION REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

Management evaluating strategic alternatives for Energy Services; Focused on growing water and wastewater market presence

- Q3'20 loss per diluted share was $0.93 compared to earnings per diluted share of $0.19 in Q3'19, reflecting a $39 million pre-tax non-cash goodwill impairment charge for Energy Services. Q3'20 adjusted (non-GAAP)[1] earnings per diluted share were $0.32 compared to $0.40 in the prior year. Q3'20 adjusted results were at the high end of guidance expectations, driven by continued strength from the Insituform North America business.
- Q3'20 revenues were $276 million. The Insituform North America business grew revenues by 10% year over year, helping to offset COVID-related impacts from Energy Services and the coatings business within Corrosion Protection.
- Strong ending cash and net debt levels at September 30, 2020, position Aegion well for organic and inorganic growth.
- Management focused on capitalizing on strong balance sheet and industry leading position to grow the North America water and wastewater business. BofA Securities engaged to review strategic alternatives for the Energy Services segment.
- Q4'20 adjusted earnings are expected to be slightly below Q3'20 results, primarily reflecting typical seasonal revenue reductions in Infrastructure Solutions.

[1]Adjusted (non-GAAP) results exclude certain charges related to the Company's restructuring activities, acquisition and divestiture-related expenses, goodwill and indefinite-lived intangible asset impairment, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts from the Tax Cuts and Jobs Act. Reconciliation of adjusted results begins on page 8.

Q3'20 HIGHLIGHTS

- Top-line reductions drove a 6% decline in adjusted operating income. However, strong Insituform performance and a sharp improvement in the Corrpro North America business drove increases in both adjusted gross margins and adjusted operating margins.
- Ending cash of $77 million increased 40% over the prior year, and year-to-date operating cash flows of $79 million exceeded the full-year performance in each of the last five years. The Company paid off its revolver borrowings in Q3'20, resulting in ending net debt levels of $150 million.
- Contract backlog as of September 30, 2020, was $678 million. Excluding exited or to-be-exited businesses, backlog increased 2% compared to prior year levels.

"Our performance in the quarter and outlook as we close out the year reflect our continued success navigating unprecedented near-term challenges.

Looking forward, we are advancing a strategy to better leverage our differentiated pipeline rehabilitation and protection technologies for the benefit of public health and the environment. A core element of the strategy is to focus on meaningful growth opportunities in the water and wastewater space to capitalize on the strength of our largest and most profitable business.

The evaluation of strategic alternatives for the Energy Services business reflects a deliberate multi-year shift to simplify and drive a narrower focus on our core markets. Our performance today and plans moving forward position us well to create significant long-term value for our shareholders."

Charles R. Gordon, President and Chief Executive Officer, Aegion



Revenues
$308.8
$275.9
(10.7%)
Q3'19
Q3'20
Gross Profit
$66.8
$60.3
(9.8%)
$66.8
$62.1
(7.0%)
Operating Income (Loss)
$14.6
$(27.2)
$19.8
$18.6
(5.9%)
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)[1] results
Gross Margin
21.6%
21.8%
21.6%
22.5%
Operating Margin
4.7%
(9.9%)
6.4%
6.7%

INFRASTRUCTURE SOLUTIONS DELIVERED SIGNIFICANT PROFITABILITY IMPROVEMENTS ON INSITUFORM STRENGTH



Revenues
$156.1
$152.1
(2.6%)
Q3'19
Q3'20
Gross Profit
$39.6
$41.4
4.5%
$39.5
$41.4
4.6%
Q3'19
Q3'20
Operating Income
$18.4
$23.5
27.9%
$20.1
$23.3
16.1%
Q3'19
Q3'20
Gross Margin
25.4%
27.2%
25.3%
27.2%
Operating Margin
11.8%
15.4%
12.9%
15.3%
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q3'20 Highlights

- Revenues of $152 million increased 6% compared to the prior year, excluding exited or to-be-exited businesses, driven by a 10% increase in Insituform North America volumes that more than offset COVID-related declines across smaller business units in North America, Europe and Asia.
- Adjusted gross profit and margins reached the highest quarterly levels in more than four years, driven by strong productivity in North America, favorable fuel and material cost variances and improved international results following the exit of unprofitable contracting operations.
- Adjusted operating expenses declined 7% due to continued cost discipline across the segment, which contributed to a 240 basis-point improvement in adjusted operating margin.

Infrastructure Solutions delivered year-over-year adjusted operating income improvement for the seventh consecutive quarter and is expected to comprise more than 90% of Aegion's segment earnings contributions for the year.

The near-term outlook remains healthy, driven by resiliency in municipal funding. The long-term outlook is also strong for both water and wastewater pipeline rehabilitation, with outsized growth expected in our core trenchless technologies. We are focused on utilizing our balance sheet strength and nearly 50 years of industry leadership to pursue a mix of organic and inorganic growth opportunities in the North America water and wastewater market.

Q4'20 Outlook

Q4'20 Infrastructure Solutions revenues are expected to decline 5 to 7% from Q4'19. Excluding the impact of exited or to-be-exited businesses, revenues are projected to be flat to slightly improved. Adjusted operating margins are expected to be 50 to 100 basis points higher than Q4'19, reflecting continued strength in the Insituform North America business.

- Segment backlog at September 30, 2020, excluding the impact of exited or to-be-exited businesses, declined 3%, reflecting record monthly order intake achieved in September 2019 for the Insituform North America business. Year-to-date Insituform North America orders are up 3% and market sentiment remains positive.
- Backlog benefited from a 16% increase from Underground Solutions, further supporting the strong outlook for municipal market demand.



Infrastructure Solutions
Contract Backlog
$329.6
(6.6%)
$307.8
$311.0
(2.5%)
$303.1
– Exited or to-be-exited businesses
– Remaining
9/30/19
9/30/20
$ in USD millions

CORROSION PROTECTION ACHIEVED MARGIN IMPROVEMENT ON STRENGTH OF CORRPRO PERFORMANCE


Revenues
$75.9
$61.0
(19.7%)
Q3'19
Q3'20
Gross Profit
$17.2
$13.4
(22.1%)
Q3'19
Q3'20
$17.2
$15.3
(11.4%)
Q3'19
Q3'20
Operating Income (Loss)
$2.4
$(1.4)
Q3'19
Q3'20
$3.2
$3.2
(1.0%)
Q3'19
Q3'20
Gross Margin
22.7%
22.0%
Q3'19
Q3'20
22.7%
25.0%
Q3'19
Q3'20
Operating Margin
3.1%
-2.2%
Q3'19
Q3'20
4.2%
5.2%
Q3'19
Q3'20
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)[1] results

Q3'20 Highlights

- Revenues declined 17% from the prior year, excluding exited or to-be-exited businesses, primarily driven by lower Corrpro North America volumes related to the downsizing of the construction business as well as continued COVID-related international project delays in the Coating Services business.
- Adjusted operating income was on par with the prior year, despite declines in revenue and adjusted gross profit. This was driven by sharp improvements in the Corrpro North America business, where adjusted gross margins increased by 640 basis points and adjusted earnings contributions more than doubled the prior year results.
- Strong Corrpro results helped to offset a year-over-year reduction of nearly $3 million in earnings contributions from Coating Services, primarily due to project delays in the Middle East and South America.

Corrpro performance continued to be a bright spot in the quarter, and we expect more consistent and profitable results going forward, benefiting from actions during the year to downsize unprofitable construction activities and significantly improve utilization. Corrpro's order intake increased in the quarter, reflecting the critical compliance-driven need for our services despite commodity price fluctuations for pipeline operators. Additionally, we are focused on expanding Corrpro's offerings to serve broader energy market applications, including offering cathodic protection in the growing renewable energy space as well.

While the United business continues to perform well overall, Coating Services results have been a drag on the segment this year due to COVID-driven delays on large projects. However, contributions from these projects should provide meaningful upside to 2021 results.

Q4'20 Outlook

Q4'20 revenues are expected to decline 12 to 17% from the prior year, primarily driven by reduced Corrpro volumes and lower Coating Services contributions. Adjusted operating margins are expected to increase 200 to 300 basis points, driven primarily by improvement in Corrpro profitability.

- Segment backlog at September 30, 2020, excluding the impact of exited or to-be-exited businesses, increased 3%, primarily driven by strong order intake in Corrpro North America and international project backlog for both United Pipeline Systems and Coating Services.
- Large coating projects in the Middle East and South America, representing approximately $12 million in backlog, are expected to contribute an immaterial amount in Q4'20 with more significant activity in H1'21.

Corrosion Protection Contract Backlog


$139.8
(0.9%)
$138.5
$134.0
3.1%
$138.2
– Exited or to-be-exited businesses
– Remaining
9/30/19
9/30/20
$ in USD millions

ENERGY SERVICES RESULTS REMAIN CHALLENGED BY REDUCED WEST COAST FUEL CONSUMPTION



Revenues
$76.8
$62.8
(18.2%)
Q3'19
Q3'20
Gross Profit
$10.0
$5.5
(45.3%)
$10.0
$5.5
(45.3%)
Q3'19
Q3'20
Q3'19
Q3'20
Operating Income (Loss)
$2.3
$(41.7)
$2.4
$(1.4)
Q3'19
Q3'20
Q3'19
Q3'20
Gross Margin
13.0%
8.7%
13.0%
8.7%
Q3'19
Q3'20
Q3'19
Q3'20
Operating Margin
2.9%
-66.4%
3.1%
-2.2%
Q3'19
Q3'20
Q3'19
Q3'20
$ in USD millions
– GAAP results
– Adjusted (non-GAAP)1 results

Q3'20 Highlights

- Revenues declined 18% from the prior year to $63 million, driven by continued softness in refinery maintenance demand as a result of sharply reduced West Coast fuel consumption due to stay-at-home mandates and activity restrictions. However, revenues increased 20% from the trough experienced in Q2'20, reflecting a partial recovery in volumes.
- Margin performance was impacted by the effects of temporary price concessions granted to help refinery customers navigate reduced demand, in addition to unfavorable fixed-cost absorption.
- Management recorded a $39 million pre-tax goodwill impairment charge in Q3'20, which was excluded from adjusted results.

Energy Services remained most significantly impacted from the pandemic due to reduced activity resulting in lower West Coast fuel consumption.

The Q3'20 impairment charge reflects the uncertainty regarding the pace of recovery for volumes as well as a reduced margin outlook as a result of contractor consolidation and pricing pressures in the competitive West Coast market. Management expects a sharp recovery in 2021, though results are not anticipated to reach pre-COVID levels for the next 18 to 36 months.

The decision to evaluate strategic alternatives for the business reflects the recognition of Energy Services' lack of long-term fit within Aegion's portfolio of pipeline rehabilitation technologies. A decision on plans moving forward is expected over the next few months.

Q4'20 Outlook

Q4'20 revenues are expected to decline 30 to 40% compared to the prior year as a result of continued demand weakness, with projected operating losses on par with Q3'20.

- Segment backlog at September 30, 2020, increased 9% from the prior year to $232 million, primarily due to higher turnaround volumes. Management expects a strong Q1'21 turnaround season following 2020 deferrals.
- Revenues and profitability are expected to improve sharply in 2021, though a margin decline of 100 to 150 basis points from pre-COVID levels is expected as a result of pricing pressures. Despite the margin decline, there remains significant long-term volume growth opportunity for the business through additional geographic expansion into Washington, the Rocky Mountain region and adjacent industrial spaces.



Energy Services
Contract Backlog
$213.4
$232.1
8.8%
9/30/19
9/30/20
$ in USD millions

Represents expected unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts, limited to the next 12 months of expected revenues.

RESTRUCTURING AND DIVESTITURE UPDATE

In 2019, management substantially completed a multi-year restructuring effort focused on a series of strategic actions intended to generate more predictable and sustainable long-term earnings growth, which included, among other things, actions to reduce upstream oil & gas exposure, the exit or divestiture of multiple smaller international businesses, the restructuring of unprofitable businesses in North America and other efforts to right-size underperforming businesses and reduce corporate and other operating costs.

During Q3'20, total pre-tax restructuring charges were $4.2 million, of which $3.7 million were cash charges. Cash charges were primarily related to the downsizing of the Corrpro North America construction business and other related profitability improvement initiatives. Additionally, management implemented headcount reductions across the rest of the company related to business slowdowns due to COVID.

The Company still expects to complete the sale of the Northern Ireland contracting business, which was put on hold during the first quarter due to current market conditions. Minor final dissolution activities remain in Argentina and South Africa, all of which are expected to be completed by year end or in the first half of 2021. Additionally, the exit of Corrpro activities in the Middle East is substantially complete, though wind-down activities are expected to extend into the first half of 2021 related to a small number of projects remaining in backlog that were delayed due to COVID impacts. It is possible the Company will record additional non-cash charges associated with, among other things, final currency translation adjustments as well as net losses as part of the sale, closure and/or liquidation of international entities.

During Q4'20, management will continue to evaluate impacts to the business as a result of the COVID pandemic and oil market declines to determine whether additional structural changes are required as a result of evolving long-term demand fundamentals. Additionally, management has engaged BofA Securities to review strategic alternatives for the Energy Services segment. The result of these efforts could result in additional cash and non-cash restructuring charges.

About Aegion Corporation (NASDAQ: AEGN)
Aegion combines innovative technologies with market-leading expertise to maintain, rehabilitate and strengthen infrastructure around the world. For nearly 50 years, the Company has played a pioneering role in finding innovative solutions to rehabilitate aging infrastructure, primarily pipelines in the wastewater, water, energy, mining and refining industries. Aegion also maintains the efficient operation of refineries and other industrial facilities. Aegion is committed to Stronger. Safer. Infrastructure.® More information about Aegion can be found at www.aegion.com.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Aegion's forward-looking statements in this news release represent its beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to Aegion and on management's beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words "anticipate," "estimate," "believe," "plan," "intend, "may," "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of Aegion's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, and in subsequently filed documents, and, in particular, the impact of the current COVID virus outbreak and the evolving response thereto both on the Company generally and on other risks described therein. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, Aegion's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, Aegion does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by Aegion from time to time in Aegion's filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by Aegion in this news release are qualified by these cautionary statements.

Information regarding the impact of the Tax Cuts and Jobs Act consists of estimates which are forward looking and subject to change. The Company anticipates additional guidance, both at the federal and state level, to be forthcoming in 2020. As such, the impacts of the legislation may differ from current estimates, interpretations and assumptions, possibly materially, and the amount of the impact on the Company may accordingly be adjusted over the course of 2020.

About Non-GAAP Financial Measures
Aegion has presented certain information in this release excluding certain items that impacted income, expense and earnings per share. The adjusted earnings per share in the quarters and nine months ended September 30, 2020 and 2019 exclude charges related to the Company's restructuring activities, acquisition and divestiture-related expenses, goodwill and indefinite-lived intangible asset impairment, impairment of assets held for sale, project warranty accruals, credit facility amendment fees and impacts related to the Tax Cuts and Jobs Act.

Aegion management uses such non-GAAP information internally to evaluate financial performance for Aegion's operations because Aegion's management believes such non-GAAP information allows management to more accurately compare Aegion's ongoing performance across periods. As such, Aegion's management believes that providing non-GAAP financial information to Aegion's investors is useful because it allows investors to evaluate Aegion's performance using the same methodology and information used by Aegion management.

CONTACT: Aegion Corporation
David F. Morris, Executive Vice President and Chief Financial Officer
(636) 530-8000

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
Revenues	$ 275,884	$ 308,789	$ 808,276	$ 904,433
Cost of revenues	215,624	241,997	644,557	721,909
Gross profit	60,260	66,792	163,719	182,524
Operating expenses	45,055	48,866	133,373	147,990
Goodwill impairment	39,430	—	40,688	—
Definite-lived intangible asset impairment	—	—	957	—
Impairment (gain) of assets held for sale	—	—	(658)	11,946
Acquisition and divestiture expenses	680	1,842	2,189	2,759
Restructuring and related charges	2,335	1,435	4,287	5,495
Operating income (loss)	(27,240)	14,649	(17,117)	14,334
Other income (expense):				
Interest expense	(4,288)	(3,446)	(12,174)	(10,602)
Interest income	258	268	701	814
Other	245	(5,236)	1,634	(6,925)
Total other expense	(3,785)	(8,414)	(9,839)	(16,713)
Income (loss) before taxes (benefit)	(31,025)	6,235	(26,956)	(2,379)
Taxes (benefit) on income (loss)	(3,131)	(114)	(1,755)	3,410
Net income (loss)	(27,894)	6,349	(25,201)	(5,789)
Non-controlling interests income	(580)	(313)	(1,049)	(542)
Net income (loss) attributable to Aegion Corporation	$ (28,474)	$ 6,036	$ (26,250)	$ (6,331)
Income (loss) per share attributable to Aegion Corporation:				
Basic	$ (0.93)	$ 0.20	$ (0.85)	$ (0.20)
Diluted	$ (0.93)	$ 0.19	$ (0.85)	$ (0.20)
Weighted average shares outstanding - Basic	30,770,324	30,866,188	30,738,150	31,259,594
Weighted average shares outstanding - Diluted	30,770,324	31,377,432	30,738,150	31,259,594

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended September 30, 2020

	Gross Profit	Operating Expenses	Operating Income (Loss)	Income (Loss) before Taxes (Benefit)	Taxes (Benefit) on Income (Loss)	Net Income (Loss) attributable to Aegion Corporation	Diluted Earnings (Loss) per Share
As Reported (GAAP)	$ 60,260	$ 45,055	$ (27,240)	$ (31,025)	$ (3,131)	$ (28,474)	$ (0.93)
Items Affecting Comparability:							
Restructuring Charges[1]	1,830	(1,546)	5,711	4,243	760	3,228	0.11
Goodwill Impairment[2]	—	—	39,430	39,430	5,107	34,323	1.11
Acquisition/Divestiture Related Expenses[3]	—	—	680	1,251	251	1,000	0.03
As Adjusted (Non-GAAP)	$ 62,090	$ 43,509	$ 18,581	$ 13,899	$ 2,987	$ 10,077	$ 0.32

[1] Includes the following non-GAAP adjustments: (i) pre-tax restructuring gains for cost of revenues of $1,830 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $1,546 primarily related to wind-down costs, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $2,335 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; (iv) pre-tax restructuring income for other income/expense of $1,468 related to net gains on disposal of certain restructured operations and the release of cumulative currency translation adjustments; and (v) adjustments to non-controlling interests income of $255.

[2] Includes pre-tax non-GAAP adjustments of $39,430 related to goodwill impairments in Energy Services.

[3] Includes the following non-GAAP adjustments: (i) pre-tax expenses of $680 incurred primarily in connection with the divestiture of the Company's business in Australia and planned divestiture of other held for sale operations; and (ii) pre-tax loss on sale of $571 related to the divestiture of the Company's business in Australia.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Quarter Ended September 30, 2019

	Gross Profit	Operating Expenses	Operating Income	Income before Taxes (Benefit)	Taxes (Benefit) on Income	Net Income attributable to Aegion Corporation	Diluted Earnings per Share
As Reported (GAAP)	$ 66,792	$ 48,866	$ 14,649	$ 6,235	$ (114)	$ 6,036	$ 0.19
Items Affecting Comparability:							
Restructuring Charges[1]	(33)	(1,860)	3,262	8,607	3,456	5,075	0.16
Acquisition/Divestiture Related Expenses[2]	—	—	1,842	1,842	449	1,393	0.05
As Adjusted (Non-GAAP)	$ 66,759	$ 47,006	$ 19,753	$ 16,684	$ 3,791	$ 12,504	$ 0.40

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring gains for cost of revenues of $33 primarily related to recoveries of inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $1,860 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $1,435 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; (iv) pre-tax restructuring charges for other expense of $5,345 related to net losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments; and (v) an income tax return-to-provision true-up of $1,683 related to foreign tax credits.

(2) Includes non-GAAP adjustments for charges incurred primarily in connection with the divestiture of the Company's business in Australia and other held for sale operations.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Nine Months Ended September 30, 2020

	Gross Profit	Operating Expenses	Operating Income (Loss)	Income (Loss) before Taxes (Benefit)	Taxes (Benefit) on Income (Loss)	Net Income (Loss) attributable to Aegion Corporation	Diluted Earnings (Loss) per Share
As Reported (GAAP)	$ 163,719	$ 133,373	$ (17,117)	$ (26,956)	$ (1,755)	$ (26,250)	$ (0.85)
Items Affecting Comparability:							
Restructuring Charges[1]	2,074	(5,893)	14,469	12,699	2,399	9,995	0.32
Goodwill Impairment[2]	—	—	39,430	39,430	5,107	34,323	1.11
Acquisition/Divestiture Related Expenses[3]	—	—	1,531	1,422	288	1,134	0.03
Credit Facility Fees[4]	—	—	—	669	145	524	0.02
As Adjusted (Non-GAAP)	$ 165,793	$ 127,480	$ 38,313	$ 27,264	$ 6,184	$ 19,726	$ 0.63

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $2,074 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $5,893 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax goodwill and definite-lived intangible asset impairment charges of $1,258 and $957, respectively, related to restructured operations; (iv) pre-tax restructuring and related charges of $4,287 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; (v) pre-tax restructuring income for other income/expense of $1,770 related to net gains on disposal of certain restructured operations and the release of cumulative currency translation adjustments; and (vi) adjustments to non-controlling interests income of $305.

(2) Includes pre-tax non-GAAP adjustments of $39,430 related to goodwill impairments in Energy Services.

(3) Includes the following non-GAAP adjustments: (i) pre-tax expenses of $2,189 incurred primarily in connection with the divestitures of the Company's businesses in Australia and Spain and planned divestiture of other held for sale operations; (ii) pre-tax gains of $658 related to recoveries of previously reserved customer receivables in our held for sale operations; and (iii) pre-tax net gains of $109 on the divestitures of the Company's businesses in Australia and Spain.

(4) Includes pre-tax non-GAAP adjustments of $669 related to certain out-of-pocket expenses and acceleration of certain unamortized fees associated with amending the Company's credit facility.

AEGION CORPORATION AND SUBSIDIARIES
STATEMENT OF OPERATIONS RECONCILIATION
(Unaudited) (Non-GAAP)
(in thousands, except per share amounts)

For the Nine Months Ended September 30, 2019

	Gross Profit	Operating Expenses	Operating Income	Income (Loss) before Taxes	Taxes on Income (Loss)	Net Income (Loss) attributable to Aegion Corporation	Diluted Earnings (Loss) per Share
As Reported (GAAP)	$ 182,524	$ 147,990	$ 14,334	$ (2,379)	$ 3,410	$ (6,331)	$ (0.20)
Items Affecting Comparability:							
Restructuring Charges[(1)]	437	(5,595)	11,527	17,989	2,862	15,051	0.47
Acquisition/Divestiture Related Expenses[(2)]	—	—	14,705	14,705	587	14,118	0.45
Warranty Accrual[(3)]	4,429	—	4,429	4,429	1,169	3,260	0.10
Tax Cuts and Jobs Act[(4)]	—	(63)	63	63	17	46	—
As Adjusted (Non-GAAP)	$ 187,390	$ 142,332	$ 45,058	$ 34,807	$ 8,045	$ 26,144	$ 0.82

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $437 primarily related to inventory write offs; (ii) pre-tax restructuring charges for operating expenses of $5,595 primarily related to wind-down costs, reserves for potentially uncollectible receivables, fixed asset disposals and other restructuring-related charges; (iii) pre-tax restructuring and related charges of $5,495 related to employee severance, extension of benefits, employment assistance programs and contract termination costs; and (iv) pre-tax restructuring charges for other expense of $6,462 related to losses on disposal of certain restructured operations and the release of cumulative currency translation adjustments.

(2) Includes the following non-GAAP adjustments: (i) pre-tax charges of $11,946 related to the impairment of held for sale operations (CIPP operations in Australia and the Netherlands, Corrpower and United Mexico); and (ii) pre-tax charges of $2,759 incurred primarily in connection with the divestiture of the Company's business in Australia and other held for sale operations.

(3) Includes a non-GAAP adjustment for estimated project remediation charges of $4,429 related to a cured-in-place pipe project in the North American operations of Infrastructure Solutions.

(4) Includes non-GAAP adjustments related to professional fees resulting from the Tax Cuts and Jobs Act.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Quarter Ended September 30, 2020			Quarter Ended September 30, 2019		
	As Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 152,102	$ -	$ 152,102	$ 156,087	$ -	$ 156,087
Corrosion Protection	60,986	-	60,986	75,901	-	75,901
Energy Services	62,796	-	62,796	76,801	-	76,801
Total Revenues	$ 275,884	$ -	$ 275,884	$ 308,789	$ -	$ 308,789
Gross Profit:						
Infrastructure Solutions	$ 41,358	$ -	$ 41,358	$ 39,569	$ (30)	$ 39,539
Gross Profit Margin	*27.2%*		*27.2%*	*25.4%*		*25.3%*
Corrosion Protection	13,432	1,830	15,262	17,232	(3)	17,229
Gross Profit Margin	*22.0%*		*25.0%*	*22.7%*		*22.7%*
Energy Services	5,470	-	5,470	9,991	-	9,991
Gross Profit Margin	*8.7%*		*8.7%*	*13.0%*		*13.0%*
Total Gross Profit	$ 60,260	$ 1,830	$ 62,090	$ 66,792	$ (33)	$ 66,759
Gross Profit Margin	*21.8%*		*22.5%*	*21.6%*		*21.6%*
Operating Income (Loss):						
Infrastructure Solutions	$ 23,497	$ (175)	$ 23,322	$ 18,376	$ 1,710	$ 20,086
Operating Margin	*15.4%*		*15.3%*	*11.8%*		*12.9%*
Corrosion Protection	(1,357)	4,520	3,163	2,362	834	3,196
Operating Margin	*(2.2)%*		*5.2%*	*3.1%*		*4.2%*
Energy Services	(41,701)	40,299	(1,402)	2,257	139	2,396
Operating Margin	*(66.4)%*		*(2.2)%*	*2.9%*		*3.1%*
Corporate	(7,679)	1,177	(6,502)	(8,346)	2,421	(5,925)
Operating Margin	*(2.8)%*		*(2.4)%*	*(2.7)%*		*(1.9)%*
Total Operating Income (Loss)	$ (27,240)	$ 45,821	$ 18,581	$ 14,649	$ 5,104	$ 19,753
Operating Margin	*(9.9)%*		*6.7%*	*4.7%*		*6.4%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, wind-down costs and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of the Company's businesses in Australia and Spain.

Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges.

Energy Services – (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, fixed asset disposals and other restructuring charges; and (ii) goodwill impairment charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to the Company's businesses in Australia and Spain and other acquisition and divestiture activities.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; and (ii) expenses incurred in connection with the divestiture of the Company's business in Australia.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; and (ii) acquisition and divestiture expenses.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to held for sale entities.

AEGION CORPORATION AND SUBSIDIARIES
Segment Reporting
(Unaudited) (Non-GAAP)
(in thousands)

	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019		
	As Reported (GAAP)	Adjustments [1]	As Adjusted (Non-GAAP)	As Reported (GAAP)	Adjustments [2]	As Adjusted (Non-GAAP)
Revenues:						
Infrastructure Solutions	$ 419,738	$ -	$ 419,738	$ 443,069	$ -	$ 443,069
Corrosion Protection	182,545	-	182,545	217,996	-	217,996
Energy Services	205,993	-	205,993	243,368	-	243,368
Total Revenues	$ 808,276	$ -	$ 808,276	$ 904,433	$ -	$ 904,433
Gross Profit:						
Infrastructure Solutions	$ 108,395	$ 69	$ 108,464	$ 105,026	$ 4,307	$ 109,333
Gross Profit Margin	*25.8%*		*25.8%*	*23.7%*		*24.7%*
Corrosion Protection	36,460	2,005	38,465	46,797	559	47,356
Gross Profit Margin	*20.0%*		*21.1%*	*21.5%*		*21.7%*
Energy Services	18,864	-	18,864	30,701	-	30,701
Gross Profit Margin	*9.2%*		*9.2%*	*12.6%*		*12.6%*
Total Gross Profit	$ 163,719	$ 2,074	$ 165,793	$ 182,524	$ 4,866	$ 187,390
Gross Profit Margin	*20.3%*		*20.5%*	*20.2%*		*20.7%*
Operating Income (Loss):						
Infrastructure Solutions	$ 58,056	$ (131)	$ 57,925	$ 33,211	$ 19,083	$ 52,294
Operating Margin	*13.8%*		*13.8%*	*7.5%*		*11.8%*
Corrosion Protection	(7,105)	7,638	533	(3,261)	7,368	4,107
Operating Margin	*(3.9)%*		*0.3%*	*(1.5)%*		*1.9%*
Energy Services	(45,238)	43,849	(1,389)	7,479	179	7,658
Operating Margin	*(22.0)%*		*(0.7)%*	*3.1%*		*3.1%*
Corporate	(22,830)	4,074	(18,756)	(23,095)	4,094	(19,001)
Operating Margin	*(2.8)%*		*(2.3)%*	*(2.6)%*		*(2.1)%*
Total Operating Income (loss)	$ (17,117)	$ 55,430	$ 38,313	$ 14,334	$ 30,724	$ 45,058
Operating Margin	*(2.1)%*		*4.7%*	*1.6%*		*5.0%*

(1) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges; and (ii) expenses incurred in connection with the divestitures of the Company's businesses in Australia and Spain.

Corrosion Protection - pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs, wind-down costs, fixed asset disposals and other restructuring charges.

Energy Services - (i) pre-tax restructuring charges associated with severance and benefit related costs, reserves for potentially uncollectible receivables, contract termination costs, fixed asset disposals, goodwill and definite-lived intangible asset impairment charges, and other restructuring charges; and (ii) goodwill impairment charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to the Company's businesses in Australia and Spain and other acquisition and divestiture activities.

(2) Includes non-GAAP adjustments related to:

Infrastructure Solutions - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) expenses incurred in connection with the divestiture of the Company's business in Australia; (iii) project warranty accrual; and (iv) impairment of assets held for sale.

Corrosion Protection - (i) pre-tax restructuring charges associated with severance and benefit related costs, contract termination costs and other restructuring charges; (ii) acquisition and divestiture expenses; and (iii) impairment of assets held for sale.

Energy Services - pre-tax restructuring charges associated with severance and benefit related costs and other restructuring charges.

Corporate - (i) pre-tax restructuring charges primarily associated with severance and benefit related costs and legal expenses; and (ii) divestiture expenses related to held for sale entities.

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	September 30, 2020	December 31, 2019
Assets		
Current assets		
Cash and cash equivalents	$ 75,758	$ 64,874
Restricted cash	986	1,348
Receivables, net of allowances of $4,629 and $7,224, respectively	178,249	192,604
Retainage	30,970	33,103
Contract assets	51,150	51,092
Inventories	47,637	57,193
Prepaid expenses and other current assets	39,147	33,909
Assets held for sale	11,083	16,092
Total current assets	434,980	450,215
Property, plant & equipment, less accumulated depreciation	98,361	101,091
Other assets		
Goodwill	216,340	256,835
Intangible assets, less accumulated amortization	93,945	104,828
Operating lease assets	67,504	71,466
Deferred income tax assets	445	1,216
Other non-current assets	8,955	9,862
Total other assets	387,189	444,207
Total Assets	$ 920,530	$ 995,513
Liabilities and Equity		
Current liabilities		
Accounts payable	$ 66,226	$ 60,614
Accrued expenses	93,141	96,577
Contract liabilities	37,034	37,562
Current maturities of long-term debt	23,825	32,803
Liabilities held for sale	1,864	6,485
Total current liabilities	222,090	234,041
Long-term debt, less current maturities	201,600	243,629
Operating lease liabilities	52,418	56,253
Deferred income tax liabilities	9,453	11,254
Other non-current liabilities	27,274	15,243
Total liabilities	512,835	560,420
Equity		
Preferred stock, undesignated, $.10 par – shares authorized 2,000,000; none outstanding	—	—
Common stock, $.01 par – shares authorized 125,000,000; shares issued and outstanding 30,770,323 and 30,715,959, respectively	308	307
Additional paid-in capital	103,977	101,148
Retained earnings	332,748	358,998
Accumulated other comprehensive loss	(37,426)	(32,694)
Total stockholders' equity	399,607	427,759
Non-controlling interests	8,088	7,334
Total equity	407,695	435,093
Total Liabilities and Equity	$ 920,530	$ 995,513

AEGION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,	
	2020	2019
Cash flows from operating activities:		
Net loss	$ (25,201)	$ (5,789)
Adjustments to reconcile to net cash provided by operating activities:		
Depreciation and amortization	26,853	26,530
Gain on sale of fixed assets	(568)	(527)
Equity-based compensation expense	8,081	5,981
Deferred income taxes	(1,670)	883
Non-cash restructuring charges	1,067	6,419
Goodwill impairment	40,688	—
Definite-lived intangible asset impairment	957	—
Impairment of assets held for sale	—	11,946
Gain on sale of businesses	(109)	—
Loss on foreign currency transactions	420	370
Other	767	(39)
Changes in operating assets and liabilities (net of acquisitions):		
Receivables net, retainage and contract assets	16,135	(1,488)
Inventories	6,283	(3,170)
Prepaid expenses and other assets	(4,953)	2,225
Accounts payable and accrued expenses	3,198	(8,476)
Contract liabilities	(381)	(1,435)
Other operating	7,812	(1,779)
Net cash provided by operating activities	79,379	31,651
Cash flows from investing activities:		
Capital expenditures	(15,238)	(21,392)
Proceeds from sale of fixed assets	1,143	1,270
Patent expenditures	(264)	(292)
Sale of businesses, net of cash disposed	3,602	—
Net cash used in investing activities	(10,757)	(20,414)
Cash flows from financing activities:		
Proceeds from issuance of common stock upon stock option exercises	—	956
Repurchase of common stock	(5,251)	(28,143)
Distributions to non-controlling interests	(153)	(1,409)
Credit facility amendment fees	(1,995)	—
Payments on notes payable, net	—	(273)
Proceeds from (payments on) line of credit, net	(24,000)	8,000
Principal payments on long-term debt	(26,250)	(19,688)
Net cash used in financing activities	(57,649)	(40,557)
Effect of exchange rate changes on cash	(451)	(970)
Net increase (decrease) in cash, cash equivalents and restricted cash for the period	10,522	(30,290)
Cash, cash equivalents and restricted cash, beginning of year	66,222	84,886
Cash, cash equivalents and restricted cash, end of period	$ 76,744	$ 54,596